UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):   August 17, 2011

Delta Apparel, Inc.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 17, 2011, Delta Apparel, Inc. (the “Company”) and Robert W. Humphreys entered into an amendment (the “Amendment”) to the employment and non-solicitation agreement dated June 10, 2009 between the Company and Mr. Humphreys. Mr. Humphreys is the Chief Executive Officer of the Company. The employment and non-solicitation agreement was filed with the Securities and Exchange Commission (the “SEC”) on August 28, 2009 as Exhibit 10.11 to the Company's Form 10-K for the fiscal year ended June 27, 2009.

The Amendment provides that Mr. Humphreys will participate in the Delta Apparel, Inc. 2010 Stock Plan (the “Plan”) and will receive a grant pursuant to the Plan of performance units for a target of 52,000 shares of Company stock for the Company's fiscal year ending June 30, 2012. The performance units vest when the Company files its Annual Report on Form 10-K with the SEC for the fiscal year ending June 30, 2012 based solely on the achievement, as determined by the Compensation Committee, of objective performance goals based on the Company's one-year average return on capital. Pursuant to the performance unit grant agreement, a 7% one-year average return on capital will entitle Mr. Humphreys to vest with respect to 52,000 shares. A 3% one-year average return on capital will entitle Mr. Humphreys to vest with respect to 10,400 shares (20% of the target number of shares). Mr. Humphreys will not vest in any of the shares if the one-year average return on capital is less than 3%. A one-year average return on capital of 12% or more will entitle Mr. Humphreys to vest with respect to 62,400 shares (120% of the target number of shares), which is the maximum number of shares that can be earned under the grant. If the one-year average return on capital is between 3% and 7%, Mr. Humphreys is entitled to vest with respect to a pro rata number of shares (between 10,400 shares and 52,000 shares), based on the actual one-year average return on capital. If the one-year average return on capital is between 7% and 12%, Mr. Humphreys is entitled to vest with respect to a pro rata number of shares (between 52,000 shares and 62,400 shares), based on the actual one-year average return on capital. The Amendment provides that the grant will be provided under a separate performance unit grant agreement between the Company and Mr. Humphreys.

Pursuant to the original employment and non-solicitation agreement, Mr. Humphreys was entitled to receive a service-based grant on June 27, 2011 for an award of 30,000 shares of Company stock upon the filing with the SEC of the Company's Form 10-K for the fiscal year ending June 30, 2012. Pursuant to the original employment and non-solicitation agreement, Mr. Humphreys was also entitled to receive tax gross-up payments with respect to that grant. The Amendment removed Mr. Humphreys' right to receive that grant and the tax gross-up payments. The Amendment does not provide for tax gross-up payments with respect to the grant of performance units.

The foregoing description of the Amendment is not complete and is qualified in its entirety by the actual provisions of the Amendment, a copy of which is filed as an Exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Also on August 17, 2011, the Board of Directors of the Company made the grant of 52,000 performance units pursuant to the Plan, as provided for in the Amendment.

Item 9.01.       Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description

10.1	First Amendment to Employment and Non-Solicitation Agreement dated August 17, 2011 between the Company and Robert W. Humphreys

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	August 19, 2011	/s/ Deborah H. Merrill
Deborah H. Merrill
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Employment and Non-Solicitation Agreement dated August 17, 2011 between the Company and Robert W. Humphreys